    As filed with the Securities and Exchange Commission on April 28, 1999
                                               Registration No. 333-___________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                               ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                                TEHAMA BANCORP
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                                       91-1775524
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

              239 SOUTH MAIN STREET, RED BLUFF, CALIFORNIA 96080
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                               ---------------

                    TEHAMA BANCORP 1999 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                               ---------------

                 WILLIAM P. ELLISON, CHIEF EXECUTIVE OFFICER
                                TEHAMA BANCORP
              239 SOUTH MAIN STREET, RED BLUFF, CALIFORNIA 96080
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ---------------

                                (530) 528-3000
   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)


                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
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                                              Proposed Maximum  Proposed Maximum
      Title of Securities        Amount to        Offering         Aggregate          Amount of
       to be Registered        be Registered   Price per Share   Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------
  Common Stock, no par value     544,230(1)      $12.25(2)       $6,666,818(2)      $1,853.38
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

1 Issuable upon exercise of options to be granted under the Tehama Bancorp 1999 Stock Option Plan.

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on April 27, 1999, pursuant to Rule 457(h).

     This registration statement, including exhibits, consists of 8 sequentially numbered pages. The Exhibit Index is located at page 6.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     (b) All other reports filed by the Company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998.

     (c) Description of the Company's common stock under the heading "CAPITAL STOCK OF BANCORP AND THE BANK" on pages 29-32 of the Company's Pre-Effective Amendment No. 1 to Registration Statement No. 333-23525 filed with the Commission.

     All documents later filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Company files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date each such document was filed.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     See the Index to Exhibits, which is incorporated in this item by reference.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bluff, State of California, on April 27, 1999.

                                   TEHAMA BANCORP
                                    (Registrant)


                                   By   /s/ William P. Ellison
                                     -------------------------------------
                                        William P. Ellison
                                        President and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 27, 1999   /s/ William P. Ellison
                       ---------------------------------------------------------
                       William P. Ellison, President and Chief Executive Officer

Date: April 27, 1999   /s/ William M. Jenkins
                       ---------------------------------------------------------
                       William M. Jenkins, Vice President and Chief Financial
                       Officer (Principal Financial Officer and Principal
                       Accounting Officer)


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Ellison and William M. Jenkins, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Date: April 27, 1999                    /s/ Henry Clay Arnest
                       ---------------------------------------------------------
                                    Henry Clay Arnest III, Director


Date: April 27, 1999                    /s/ Louis J. Bosetti
                       ---------------------------------------------------------
                                       Louis J. Bosetti, Director

Date: April 27, 1999                    /s/ Harry Dudley
                       ---------------------------------------------------------
                                         Harry Dudley, Director


Date:  April 27, 1999                   /s/ William P. Ellison
                       ---------------------------------------------------------
                                      William P. Ellison, Director


Date:  April 27, 1999                   /s/ Garry D. Fish
                       ---------------------------------------------------------
                                        Garry D. Fish, Director


Date:  April 27, 1999                   /s/ Max M. Froome
                       ---------------------------------------------------------
                                        Max M. Froome, Director


Date:  April 27, 1999                   /s/ Orville K. Jacobs
                       ---------------------------------------------------------
                                      Orville K. Jacobs, Director


Date:  April 27, 1999                   /s/ Gary C. Katz
                       ---------------------------------------------------------
                                         Gary C. Katz, Director


Date:  April 27, 1999                   /s/ John W. Koeberer
                       ---------------------------------------------------------
                          John W. Koeberer, Director and Chairman of the Board



Date:  April 27, 1999                   /s/ Raymond C. Lieberenz
                       ---------------------------------------------------------
                       Raymond C. Lieberenz, Director and Secretary of the Board



Date:  April 27, 1999                   /s/ Leslie L. Melburg
                       ---------------------------------------------------------
                                       Leslie L. Melburg, Director



Date:  April 27, 1999                   /s/ Gary L. Napier
                       ---------------------------------------------------------
                        Gary L. Napier, Director and Vice Chairman of the Board



Date:  April 27, 1999                   /s/ Gene Penne
                       ---------------------------------------------------------
                                          Gene Penne, Director


Date:  April 27, 1999                   /s/ John D. Regh
                       ---------------------------------------------------------
                                         John D. Regh, Director


Date:  April 27, 1999                   /s/ Terrance A. Rust
                       ---------------------------------------------------------
                                       Terrance A. Rust, Director

                              INDEX OF EXHIBITS

 Exhibit                                                                        Sequential
 No.        Exhibit Name                                                        Page No.
 ---        ------------                                                        --------
 5          Opinion of Counsel

 23.1       Consent of Counsel (See Exhibit 5)

 23.2       Consent of Independent Auditors:  Perry-Smith & Co. LLP

 24         Power of Attorney (see signature pages)

 99 Tehama Bancorp 1999 Stock Option Plan. Incorporated by reference from registrant's Definitive Proxy Statement for its 1999 Annual
            Meeting of Shareholders filed April 7, 1999 with the Commission